UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 28, 2025

Alerus Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39036	45-0375407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Demers Avenue
Grand Forks, North Dakota 58201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (701) 795-3200

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	ALRS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2025, the Board of Directors (the “Board”) of Alerus Financial Corporation (the “Company”) and the Board’s Compensation Committee (the “Compensation Committee”) acted to have the Company enter into an Executive Severance Agreement (the “Severance Agreement”) with Katie A. Lorenson, the President and Chief Executive Officer of the Company. Subject to Ms. Lorenson’s execution of a release of claims in favor of the Company, the Severance Agreement provides for payments to Ms. Lorenson if, (i) prior to a Change in Control (as defined in the Severance Agreement) Ms. Lorenson’s employment is terminated by the Company other than for Cause (as defined in the Severance Agreement) or (ii) within twenty-four months following a Change in Control Ms. Lorenson’s employment is terminated by the Company other than for Cause or by Ms. Lorenson for Good Reason (as defined in the Severance Agreement). The term “Change in Control” includes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company. The Severance Agreement has a twenty-four month evergreen term which can be terminated, prior to a Change in Control, upon 120 days' written notice by either party.

In the event of a termination pursuant to clause (i) above, Ms. Lorenson shall be entitled to an amount equal to two times the “Severance Pay,” which is the sum of her annual base salary, the average of her past three years of short-term bonuses, and the Company’s portion of 12 months’ premiums under any health, disability and life insurance plan or program in which Ms. Lorenson was entitled to participate immediately prior to the termination date, to be paid over 12 months. In the event of a termination pursuant to clause (ii) above, Ms. Lorenson shall be entitled to receive an amount equal to 2.99 times the Severance Pay, paid in a lump sum. The foregoing summary of the Severance Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Severance Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On August 28, 2025, the Company announced that its Board declared a cash dividend of $0.21 per share of its common stock. The dividend is payable on October 10, 2025, to stockholders of record on September 26, 2025. A copy of the press release announcing the dividend is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Severance Agreement by and between Alerus Financial Corporation and Katie Lorenson, dated August 28, 2025
99.1	Press Release of Alerus Financial Corporation dated August 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBLR document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2025	Alerus Financial Corporation

	By:	/s/ Katie A. Lorenson
	Name:	Katie A. Lorenson
	Title:	President and Chief Executive Officer